Exhibit 4.2
This FIRST AMENDMENT TO AMENDED AND RESTATED TRUST AGREEMENT (this “Amendment”), dated as of October 23, 2009, among (i) Wilmington Trust Company, a Delaware banking corporation (“WTC”), as property trustee (in such capacity, the “Property Trustee”), (ii) Richard M. Shea, an individual, and James J. Lillis, an individual, each as an administrative trustee (in such capacity, each an “Administrative Trustee” and, collectively, the “Administrative Trustees”), and (iii) Anthracite Capital, Inc., a Maryland corporation (the “Company”), as the Holder of all of the Common Securities (the “Holder of all the Common Securities”).

Witnesseth

Whereas, the Company, as depositor (in such capacity, the “Depositor”) and WTC, as Delaware Trustee (in such capacity, the “Delaware Trustee”) have heretofore created a Delaware statutory trust named Anthracite Capital Trust III (the “Trust”) pursuant to the Delaware Statutory Trust Act by entering into a Trust Agreement, dated as of March 10, 2006 (the “Original Trust Agreement”), and by executing and filing with the Secretary of State of the State of Delaware a Certificate of Trust, a copy of which is attached as Exhibit A.

Whereas, the Depositor, the Property Trustee, the Delaware Trustee, and the then administrative trustees of the Trust, entered into that certain Amended and Restated Trust Agreement, dated as of March 16, 2006 (the “Amended and Restated Trust Agreement”), a copy of which is attached hereto as Exhibit B, to amend and restate the Original Trust Agreement in its entirety as set forth therein in order to provide for, among other things, (a) the issuance of the Common Securities by the Trust to the Depositor, (b) the issuance and sale of the Preferred Securities by the Trust pursuant to the Purchase Agreement and (c) the acquisition by the Trust from the Depositor of all of the right, title, and interest in and to the Notes.

Whereas, the Property Trustee, the Administrative Trustees and the Holder of all the Common Securities desire to amend the Amended and Restated Trust Agreement as set forth herein to provide for the restructuring of the Preferred Securities.

Now, Therefore, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each party hereto, for the benefit of the other parties hereto and for the benefit of the Holders, hereby amends the Amended and Restated Trust Agreement and agrees as follows:

SECTION 1.        Addition of Defined Terms to Section 1.1.  Section 1.1 of the Amended and Restated Trust Agreement is amended to include the following defined terms:

“Amendment Date” means October 23, 2009.

“Initial Rate Period” has the meaning specified in Section 4.1.

“Fixed Rate Period” has the meaning specified in Section 4.1.

SECTION 2.        Section 4.1.  Section 4.1 of the Amended and Restated Trust Agreement is replaced in its entirety with the following:

“SECTION 4.1.  Distributions.

(a)        The Trust Securities represent undivided beneficial interests in the Trust Property, and Distributions (including any Additional Interest Amounts) will be made on the Trust Securities at the rate and on the dates that payments of interest (including any Additional Interest) are made on the Notes.  Accordingly:

(i) Distributions on the Trust Securities shall be cumulative, and shall accumulate whether or not there are funds of the Trust available for the payment of Distributions.  Distributions shall accumulate from June 30, 2009 to, and including, September 29, 2009, and shall be payable on the Amendment Date, and thereafter shall accumulate from September 30, 2009, and, except as provided in clause (ii) below, shall be payable quarterly in arrears on March 30, June 30, September 30 and December 30 of each year, commencing on December 30, 2009.  If any date on which a Distribution is otherwise payable on the Trust Securities is not a Business Day, then the payment of such Distribution shall be made on the next succeeding Business Day (and no interest shall accrue in respect of the amounts whose payment is so delayed for the period from and after each such date until the next succeeding Business Day), except that, if such Business Day falls in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case, with the same force and effect as if made on such date (each date on which Distributions are payable in accordance with this Section 4.1(a)(i), a “Distribution Date”);

(ii) Distributions shall accumulate in respect of the Trust Securities bearing interest at a fixed rate equal to 0.75% per annum, payable quarterly, commencing on June 30, 2009 and ending on the earlier of the (a) the fourth (4th) anniversary date of the Amendment Date and (b) the date on which all of the existing senior secured loans set forth on Schedule B are fully amortized, including deferred restructuring fees, in an amount not to exceed Four Million Dollars ($4,000,000) (the “Initial Rate Period”), then at a fixed rate equal to 7.77% per annum through the interest payment date in March 2016 (together with the Initial Rate Period, the “Fixed Rate Period”), and thereafter at a variable rate equal to LIBOR plus 2.70% per annum of the Liquidation Amount of the Trust Securities, such rate being the rate of interest payable on the Notes.  LIBOR shall be determined by the Calculation Agent in accordance with Schedule A.  During the Fixed Rate Period, the amount of Distributions payable shall be computed on the basis of a 360-day year of twelve 30-day months and the amount payable for any partial period shall be computed on the basis of the number of days elapsed in a 360-day year of twelve 30-day months.  Upon expiration of the Fixed Rate Period, the amount of interest payable for any Distribution period will be computed on the basis of a 360-day year and the actual number of days elapsed in the relevant Distribution period.  The amount of Distributions payable for any period shall include any Additional Interest Amounts in respect of such period; and

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(iii) Distributions on the Trust Securities shall be made by the Paying Agent from the Payment Account and shall be payable on each Distribution Date only to the extent that the Trust has funds then on hand and legally available in the Payment Account for the payment of such Distributions.

(b)        Distributions on the Trust Securities with respect to a Distribution Date shall be payable to the Holders thereof as they appear on the Securities Register for the Trust Securities at the close of business on the relevant record date, which shall be at the close of business on the fifteenth day (whether or not a Business Day) preceding the relevant Distribution Date, except that Distributions and any Additional Interest Amounts payable on the stated maturity (or any date of principal repayment upon early maturity) of the principal of a Trust Security or on a Redemption Date shall be paid to the Person to whom principal is paid. Distributions payable on any Trust Securities that are not punctually paid on any Distribution Date as a result of the Depositor having failed to make an interest payment under the Notes will cease to be payable to the Person in whose name such Trust Securities are registered on the relevant record date, and such defaulted Distributions and any Additional Interest Amounts will instead be payable to the Person in whose name such Trust Securities are registered on the special record date, or other specified date for determining Holders entitled to such defaulted Distribution and Additional Interest Amount, established in the same manner, and on the same date, as such is established with respect to the Notes under the Indenture.

(c)        As a condition to the payment of any principal of or interest on the Trust Securities without the imposition of withholding tax, the Administrative Trustees shall require the previous delivery of properly completed and signed applicable U.S. federal income tax certifications (generally, an Internal Revenue Service Form W-9 (or applicable successor form) in the case of a person that is a “United States person” within the meaning of Section 7701(a)(30) of the Code or an Internal Revenue Service Form W-8 (or applicable successor form) in the case of a person that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code) and any other certification acceptable to it to enable the Property Trustee or any Paying Agent to determine in good faith their respective duties and liabilities with respect to any taxes or other charges that they may be required to pay, deduct or withhold in respect of such Trust Securities.”

SECTION 3.        Section 5.2.  Section 5.2 of the Amended and Restated Trust Agreement is replaced in its entirety with the following:

“SECTION 5.2.   Authorized Trust Securities.

The Trust shall be authorized to issue one series of Preferred Securities having an aggregate Liquidation Amount of $18,750,000 and one series of Common Securities having an aggregate Liquidation Amount of $464,000.”

SECTION 4.        Section 5.3.  Section 5.3 of the Amended and Restated Trust Agreement is replaced in its entirety with the following:

“SECTION 5.3.  Issuance of the Trust Securities.

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On the Amendment Date, contemporaneously with the issuance by the Trust to the Holder of an aggregate of 18,750 Preferred Securities having an aggregate Liquidation Amount of Eighteen Million Seven Hundred Thousand and Fifty Dollars ($18,750,000), an Administrative Trustee, on behalf of the Trust, shall receive from the Depositor Notes, to be registered in the name of the Property Trustee on behalf of the Trust and having an aggregate principal amount equal to Nineteen Million Two Hundred Fourteen Thousand Dollars ($19,214,000).”

SECTION 5.        Amended Exhibit C.  Exhibit C of the Amended and Restated Trust Agreement entitled “Form of Preferred Securities Certificate” is replaced in its entirety with the document attached as Exhibit C to this Amendment.

SECTION 6.        Addition of Schedule B.  The Amended and Restated Trust Agreement is amended to include as Schedule B of the Amended and Restated Trust Agreement with the document attached as Exhibit D to this Amendment.

SECTION 7.        No Other Amendments.  Except as set forth above, no other amendments to the Amended and Restated Trust Agreement are intended by the parties hereto, are made or shall be deemed to be made, pursuant to this Amendment, and all provisions of the Amended and Restated Trust Agreement unaffected by this Amendment shall remain in full force and effect.

SECTION 8.        Capitalized Terms.  Each capitalized term used but not defined herein shall have the meaning ascribed to such term in the Amended and Restated Trust Agreement.

SECTION 9.        Headings.  The section headings contained in this Amendment are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Amendment.

SECTION 10.      Execution of Counterparts.  This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first written above.

Wilmington Trust Company, not in its individual capacity, but solely as Property Trustee

By:	/s/ W. Thomas Morris, II
	Name:	W. Thomas Morris, II
	Title:	Vice President

Anthracite Capital, Inc., as Holder of all the Common Securities

By:	/s/ Richard M. Shea
	Name:	Richard M. Shea
	Title:	President and Chief Operating Officer

/s/ Richard M. Shea
Richard M. Shea
Administrative Trustee

/s/ James J. Lillis
James J. Lillis
Administrative Trustee

Exhibit A

Certificate of Trust

Exhibit B

Amended and Restated Trust Agreement

Exhibit C

Exhibit C of the Amended and Restate Trust Agreement

[FORM OF PREFERRED SECURITIES CERTIFICATE]

[IF THIS SECURITY IS A GLOBAL SECURITY INSERT: THIS PREFERRED SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE TRUST AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY (“DTC”) OR A NOMINEE OF DTC.  THIS PREFERRED SECURITY IS EXCHANGEABLE FOR PREFERRED SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN DTC OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE TRUST AGREEMENT, AND NO TRANSFER OF THIS PREFERRED SECURITY (OTHER THAN A TRANSFER OF THIS PREFERRED SECURITY AS A WHOLE BY DTC TO A NOMINEE OF DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

UNLESS THIS PREFERRED SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO ANTHRACITE CAPITAL TRUST III OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY PREFERRED SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

THE PREFERRED SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND SUCH PREFERRED SECURITIES OR ANY INTEREST THEREIN MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.  EACH PURCHASER OF ANY PREFERRED SECURITIES IS HEREBY NOTIFIED THAT THE SELLER OF THE PREFERRED SECURITIES MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A UNDER THE SECURITIES ACT.

THE HOLDER OF THE PREFERRED SECURITIES REPRESENTED BY THIS CERTIFICATE AGREES FOR THE BENEFIT OF THE TRUST AND THE DEPOSITOR THAT SUCH PREFERRED SECURITIES MAY BE OFFERED, RESOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE TRUST OR (B) (I) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED PURCHASER" (AS DEFINED IN SECTION 2(a)(51) OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED), AND (II) (Z) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION

MEETING THE REQUIREMENTS OF RULE 144A, (Y) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF SUBPARAGRAPH (a) (1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF AN “ACCREDITED INVESTOR,” FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (X) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (W) PURSUANT TO AN EXEMPTION FROM THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND, IN THE CASE OF (Y) OR (W), SUBJECT TO THE RIGHT OF THE TRUST AND THE DEPOSITOR TO REQUIRE AN OPINION OF COUNSEL AND OTHER INFORMATION REASONABLY SATISFACTORY TO EACH OF THEM (PROVIDED THAT IF SUCH OPINION AND INFORMATION STATES THAT THE PROPOSED OFFER, RESALE OR OTHER TRANSFER WILL BE IN ACCORDANCE WITH APPLICABLE SECURITIES LAWS, THE COMPANY MAY NOT OBJECT THERETO). IN ADDITION, THE HOLDER FURTHER AGREES THAT IT WILL NOTIFY ANY PURCHASER OF ANY PREFERRED SECURITIES FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN THE PRECEDING SENTENCE AND THAT SUCH PREFERRED SECURITIES MAY BE OFFERED, RESOLD OR OTHERWISE TRANSFERRED ONLY IN ACCORDANCE WITH SECTION 5.7 OF THE TRUST AGREEMENT AS DEFINED HEREIN.

THE PREFERRED SECURITIES WILL BE ISSUED AND MAY BE TRANSFERRED ONLY IN BLOCKS HAVING AN AGGREGATE LIQUIDATION AMOUNT OF NOT LESS THAN $100,000.  TO THE FULLEST EXTENT PERMITTED BY LAW, ANY ATTEMPTED TRANSFER OF PREFERRED SECURITIES, OR ANY INTEREST THEREIN, IN A BLOCK HAVING AN AGGREGATE LIQUIDATION AMOUNT OF LESS THAN $100,000 AND MULTIPLES OF $1,000 IN EXCESS THEREOF SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER.  TO THE FULLEST EXTENT PERMITTED BY LAW, ANY SUCH PURPORTED TRANSFEREE SHALL BE DEEMED NOT TO BE THE HOLDER OF SUCH PREFERRED SECURITIES FOR ANY PURPOSE, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF LIQUIDATION AMOUNT OF OR DISTRIBUTIONS ON SUCH PREFERRED SECURITIES, OR ANY INTEREST THEREIN, AND SUCH PURPORTED TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN SUCH PREFERRED SECURITIES.

THE HOLDER OF THIS SECURITY, OR ANY INTEREST THEREIN, BY ITS ACCEPTANCE HEREOF OR THEREOF ALSO AGREES, REPRESENTS AND WARRANTS THAT IT IS NOT AN EMPLOYEE BENEFIT, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER PLAN OR ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) (EACH A “PLAN”), OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” BY REASON OF ANY PLAN’S

INVESTMENT IN THE ENTITY, AND NO PERSON INVESTING “PLAN ASSETS” OF ANY PLAN MAY ACQUIRE OR HOLD THIS PREFERRED SECURITY OR ANY INTEREST THEREIN. ANY PURCHASER OR HOLDER OF THE PREFERRED SECURITIES OR ANY INTEREST THEREIN WILL BE DEEMED TO HAVE REPRESENTED BY ITS PURCHASE AND HOLDING THEREOF THAT IT IS NOT AN EMPLOYEE BENEFIT PLAN WITHIN THE MEANING OF SECTION 3(3) OF ERISA, OR A PLAN TO WHICH SECTION 4975 OF THE CODE IS APPLICABLE, A TRUSTEE OR OTHER PERSON ACTING ON BEHALF OF AN EMPLOYEE BENEFIT PLAN OR PLAN, OR ANY OTHER PERSON OR ENTITY USING THE ASSETS OF ANY EMPLOYEE BENEFIT PLAN OR PLAN TO FINANCE SUCH PURCHASE.

Certificate Number	Aggregate Liquidation Amount Preferred Securities

CUSIP NO.

_______________

Certificate Evidencing Preferred Securities

of

Anthracite Capital Trust III

Preferred Securities
(liquidation amount $1,000 per Preferred Security)

Anthracite Capital Trust III, a statutory trust created under the laws of the State of Delaware (the “Trust”), hereby certifies that Hare & Co., (the “Holder”) is the registered owner of 18,750 Preferred Securities, or such other number of Preferred Securities represented hereby as may be set forth in the records of the Securities Registrar hereinafter referred to in accordance with the Trust Agreement (as defined below) of the Trust representing an undivided preferred beneficial interest in the assets of the Trust and designated the Anthracite Capital Trust III Preferred Securities, (liquidation amount $1,000 per Preferred Security) (the “Preferred Securities”). Subject to the terms of the Trust Agreement (as defined below), the Preferred Securities are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer as provided in Section 5.7 of the Trust Agreement (as defined below).  The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Preferred Securities are set forth in, and this certificate and the Preferred Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Trust Agreement of the Trust, dated as of March 16, 2006, as the same may be amended from time to time (the “Trust Agreement”), among Anthracite Capital, Inc., as Depositor, Wilmington Trust Company, as Property Trustee, Wilmington Trust Company, as Delaware Trustee, the Administrative Trustees named therein and the Holders, from time to time, of the Trust Securities.  The Trust will furnish a copy of the Trust Agreement to the Holder without charge upon written request to the Property Trustee at its Corporate Trust Office.

Upon receipt of this certificate, the Holder is bound by the Trust Agreement and is entitled to the benefits thereunder.

This Preferred Securities Certificate shall be governed by and construed in accordance with the laws of the State of Delaware.

All capitalized terms used but not defined in this Preferred Securities Certificate are used with the meanings specified in the Trust Agreement, including the Schedules and Exhibits thereto.

In Witness Whereof, one of the Administrative Trustees of the Trust has executed on behalf of the Trust this certificate this ____ day of ________________.

Anthracite Capital Trust III

By:
Name:
Administrative Trustee

This is one of the Preferred Securities referred to in the within-mentioned Trust Agreement.

Dated:
Wilmington Trust Company, not in its individual capacity, but solely as Property Trustee

By:
Authorized signatory

[FORM OF REVERSE OF SECURITY]

The Trust promises to pay Distributions from June 30, 2009 to, and including, September 29, 2009 on the Amendment Date, and from September 30, 2009, or from the most recent Distribution Date to which Distributions have been paid or duly provided for quarterly in arrears to, but excluding, and on March 30, June 30, September 30 and December 30 of each year, at a fixed rate equal to 0.75% per annum, payable on the date hereof and thereafter quarterly and ending on the earlier of the (a) the fourth (4th) anniversary date of the Amendment Date and (b) the date on which all of the existing senior secured loans set forth on Schedule B of the Trust Agreement are fully amortized, including deferred restructuring fees, in an amount not to exceed Four Million Dollars ($4,000,000), then at a fixed rate equal to 7.77% per annum through the interest payment date in March 2016 and thereafter at a variable rate equal to LIBOR plus 2.70% per annum of the Liquidation Amount of the Preferred Securities represented by this Preferred Securities Certificate, together with any Additional Interest Amounts, in respect to such period.

Distributions on the Trust Securities shall be made by the Paying Agent from the Payment Account and shall be payable on each Distribution Date only to the extent that the Trust has funds then on hand and available in the Payment Account for the payment of such Distributions.

Distributions on the Securities must be paid on the dates payable to the extent that the Trust has funds available for the payment of such Distributions in the Payment Account of the Trust.  The Trust’s funds available for Distribution to the Holders of the Preferred Securities will be limited to payments received from the Depositor.

During an Event of Default, the Depositor shall not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Depositor’s Equity Interests (as defined in the Indenture) or (ii) vote in favor of or permit or otherwise allow any of its Subsidiaries to declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to or otherwise retire, any shares of any such Subsidiary’s preferred stock or other Equity Interests entitling the holders thereof to a stated rate of return (for the avoidance of doubt, whether such preferred stock or other Equity Interests are perpetual or otherwise), or (iii) make any payment of principal of or any interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Depositor that rank pari passu in all respects with or junior in interest to the Notes (other than (a) repurchases, redemptions or other acquisitions of Equity Interests of the Depositor in connection with (1) any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, (2) a dividend reinvestment or stockholder stock purchase or similar plan with respect to any Equity Interests or (3) the issuance of Equity Interests of the Depositor (or securities convertible into or exercisable for such Equity Interests) as consideration in an acquisition transaction entered into prior to the applicable Event of Default, (b) as a result of an exchange or conversion of any class or series of the Depositor’s Equity Interests (or any Equity Interests of a Subsidiary (as defined in the Indenture) of the Depositor) for any class or series of the Depositor’s Equity Interests or of any class or series of the Depositor’s indebtedness for any class or series of the Depositor’s Equity Interests, (c) the purchase of fractional interests in Equity Interests of the Depositor pursuant to the conversion or exchange provisions of such Equity Interests or the security being converted or exchanged, (d) any declaration of a dividend in connection with any Rights Plan (as defined in the Indenture), the issuance of rights, Equity Interests or other property under any Rights Plan, or the redemption or repurchase of rights pursuant thereto or (e) any dividend in the form of Equity Interests, warrants, options or other rights where the dividend Equity Interests or the Equity Interests issuable upon exercise of such warrants, options or other rights is the same Equity Interests as that on which the dividend is being paid or ranks pari passu with or junior to such Equity Interests).

On each Note Redemption Date, on the stated maturity (or any date of principal repayment upon early maturity) of the Notes and on each other date on (or in respect of) which any principal on the Notes is repaid, the Trust will be required to redeem a Like Amount of Trust Securities at the Redemption Price.  Under the Indenture, the Notes may be redeemed by the Depositor on any Interest Payment Date, at the Depositor’s option, on or after March 30, 2011 in whole or in part from time to time at the Optional Note Redemption Price of the principal amount thereof or the redeemed portion thereof, as applicable, together, in the case of any such redemption, with accrued interest, including any Additional Interest, to but excluding the date fixed for redemption.  The Notes may also be redeemed by the Depositor, at its option, at any time, in whole but not in part, upon the occurrence of an Investment Company Event or a Tax Event at the Special Note Redemption Price; provided, that such Investment Company Event or a Tax Event is continuing on the Redemption Date.

The Trust Securities redeemed on each Redemption Date shall be redeemed at the Redemption Price with the proceeds from the contemporaneous redemption or payment at maturity of Notes.  Redemptions of the Trust Securities (or portion thereof) shall be made and the Redemption Price shall be payable on each Redemption Date only to the extent that the Trust has funds then on hand and available in the Payment Account for the payment of such Redemption Price.

Payments of Distributions (including any Additional Interest Amounts), the Redemption Price, Liquidation Amount or any other amounts in respect of the Preferred Securities shall be made by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing at least ten (10) Business Days prior to the date for payment by the Person entitled thereto unless proper written transfer instructions have not been received by the relevant record date, in which case such payments shall be made by check mailed to the address of such Person as such address shall appear in the Security Register.  If any Preferred Securities are held by a Depositary, such Distributions shall be made to the Depositary in immediately available funds.

The indebtedness evidenced by the Notes is, to the extent provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Debt (as defined in the Indenture), and this Security is issued subject to the provisions of the Indenture with respect thereto.

ASSIGNMENT

For Value Received, the undersigned assigns and transfers this Preferred Securities Certificate to:

(Insert assignee’s social security or tax identification number)

(Insert address and zip code of assignee)

and irrevocably appoints

agent to transfer this Preferred Securities Certificate on the books of the Trust.  The agent may substitute another to act for him or her.

Date: _______________________

Signature:
(Sign exactly as your name appears on the other side of this Preferred Securities Certificate)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

Exhibit C

Schedule B of the Amended and Restated Trust Agreement

Schedule B

Existing Senior Secured Debt and Senior Notes

1.
Debt under Credit Agreement, dated as of March 17, 2006, among AHR Capital BofA Limited, as borrower, the Company, as borrower agent, and Bank of America, N.A., as lender, as amended on August 7, 2008, October 20, 2008, November 7, 2008, January 28, 2009 and May 15, 2009, and related Guaranty

2.
Debt under Master Repurchase Agreement and Annex I thereto, dated as of July 20, 2007, among Anthracite Capital BOFA Funding LLC, as seller, Bank of America, N.A. and Banc of America Mortgage Capital Corporation, as buyers, and Bank of America, N.A., as buyer agent, as amended on October 31, 2007, August 7, 2008, October 6, 2008, October 20, 2008, November 7, 2008, January 28, 2009 and May 15, 2009, and related Guaranty

3.
Debt under Master Repurchase Agreement and Annex I thereto, dated as of December 23, 2004, between Anthracite Funding, LLC, as seller, and Deutsche Bank AG, Cayman Islands Branch, as buyer, as amended on February 8, 2007, July 8, 2008, July 17, 2008 and May 15, 2009, and related Guaranty

4.
Debt under Fourth Amended and Restated Multicurrency Revolving Facility Agreement, dated as of May 15, 2009, among AHR Capital MS Limited, as borrower, Morgan Stanley Mortgage Servicing Limited, as security trustee, Morgan Stanley Bank, as the initial lender, and Morgan Stanley Principal Funding, Inc., as the first new lender and agent, through an Amendment and Restatement Deed, and related Guaranty and Indemnity

5.	Debt under Credit Agreement, dated as of March 7, 2008, between the Company and BlackRock Holdco 2, Inc., as amended on December 22, 2008

6.	$50 million aggregate principal amount of 7.22% Senior Notes due 2016

7.	$25 million aggregate principal amount of 7.20% Senior Notes due 2016

8.	$50 million aggregate principal amount of fixed (7.772%)-to-floating rate Senior Notes due 2017

9.	$37.5 million aggregate principal amount of fixed (8.1275%)-to-floating rate Senior Notes due 2017

10.	$39.019 million aggregate principal amount of 11.75% Convertible Senior Notes due 2027

Schedule B-1